UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2018

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192
333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163
1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150
1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company
[ ]	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company
[ ]	Kentucky Utilities Company

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

and

Section 8 - Other Events

Item 8.01 Other Events

On September 19, 2018, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU" and, together with LG&E, the "Companies") announced that they anticipate filing requests with the Kentucky Public Service Commission ("KPSC") for increases in annual base rates. The applications are planned to be filed on or after September 28, 2018.

The planned applications will request increases in annual base electricity rates of approximately $112 million at KU and an increase in annual base electricity and gas rates of approximately $35 million and $25 million, respectively, at LG&E. The proposed base rate increases would represent an increase of 6.9% in electricity rates at KU and increases of 3.0% and 7.5% in electricity and gas rates, respectively, at LG&E. The planned applications are to be based on a forecasted test year of May 1, 2019 through April 30, 2020 and a requested authorized return-on-equity of 10.42%.

Effective January 1, 2018, the Tax Cuts and Jobs Act ("TCJA") reduced the maximum federal corporate income tax rate from 35% to 21% and included other changes to the U.S. tax code. Earlier this year, the KPSC approved a TCJA bill credit, a temporary rate mechanism that provides a monthly credit to customers' bills to reflect the benefits and associated impacts of the TCJA. Certain elements of the TCJA bill credit remain before the KPSC for a final ruling. As contemplated in the prior proceeding, the Companies' planned application seeks to include applicable changes associated with the TCJA in the calculation of the proposed base rates and to terminate the TCJA bill credit mechanism when the new base rates go into effect.

A hearing on the applications may be scheduled in the first quarter 2019. Subject to KPSC approval, the requested rates would become effective on May 1, 2019.

The proceedings have been designated as KPSC Case No. 2018-00294 for KU and Case No. 2018-00295 for LG&E.

LG&E and KU cannot predict the outcome of these proceedings.

A copy of the Companies' press release is furnished as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated September 19, 2018, of Louisville Gas and Electric Company and Kentucky Utilities Company.

Statements in this report regarding future events and their timing, including the proposed transactions contemplated by the Companies, as well as statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: the progress or course of construction or installation; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; market demand and prices for electricity or gas; political, regulatory or economic conditions in states and regions where the Company conducts business; and new state or federal legislation, including new environmental legislation or regulation.  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's, LG&E and KU Energy LLC's and the Company's Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller
LG&E AND KU ENERGY LLC

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary
KENTUCKY UTILITIES COMPANY

By:	/s/ John R. Crockett III
John R. Crockett III General Counsel, Chief Compliance Officer and Corporate Secretary

Dated: September 19, 2018